UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report):  November 24, 2020

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SVBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.

On November 24, 2020, Severn Bancorp, Inc. issued a press release announcing that the Board of Directors declared a cash dividend of four cents ($0.04) per share of common stock. The dividend is payable on December 15, 2020 to shareholders of record at the close of business on December 8, 2020. A copy of our press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

99.1     Press Release of Severn Bancorp, Inc., dated November 24, 2020 announcing a cash dividend.

104      Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: November 24, 2020	By:	/s/Vance W. Adkins
Vance W. Adkins
Executive Vice President & Chief Financial Officer